STAPP HOME REALTY


February 7, 2001



Mike Pope
1040 E. Katella Ave Suite B1
Orange, CA 92867


Re: 1550 Etiwanda Av, Rialto


     This letter is to inform you that the property above has 3 bedrooms and 1.5 baths, 2car garage, 1,410sq. ft., lot size of 15,000 sq. ft. The current appraised value base on comps is $123,000 approx.

     If you have any questions, please do not hesitate to call me at 909-641-9149.



Ivan Freyre



                9522 E. 19th Street - Rancho Cucamonga. CA 91701
                      (909) 945-9211 - FAX: (909) 484-3155

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ERA PRIME PROPERTIES
3100 S. Needles Hwy.
Suite 1000
Laughlin, NV 89029
Office: (702) 298-6000
Fax: (702) 298-6002

February 9, 2001


Mr. Mike Pope
Time Lending, California
1040 E. Katella Ave Suite B1
Orange, CA 92867



Dear Mike-Your property located at 30 Palm Gardens in Laughlin Nevada was built in 1990. It is a three bedroom, two bath single family home with a two car attached Garage and is approximately 1364 square feet. The lot size is approximately .29 acres. Construction consists of a concrete tile roof cover and frame/stucco exterior.

The value of this property based on our most recent sales would be $99,000.00

Please don't hesitate to call if we can be of any further assistance.


                                                        Sincerely

                                                Hal Bleich - Owner/Broker
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ERA PRIME PROPERTIES
3100 S. Needles Hwy.
Suite 1000
Laughlin, NV 89029
Office: (702) 298-6000
Fax: (702) 298-6002

February 9, 2001


Mr. Mike Pope
Time Lending, California
1040 E. Katella Ave Suite B1
Orange, CA 92867



Dear Mike-Your property located at 1683 Esteban Ave in Laughlin Nevada was built in 1986. It is a three bedroom, two bath single family home with a single car attached Garage plus a carport and is approximately 1160 square feet. The lot size is approximately .14 acres. Construction consists of a concrete tile roof cover and frame/stucco exterior.


Comparable Sales:

     Address                  Rooms             Sq Ft          Price     Date
3023 Quantana         3 Bedroom + 2 Bath      1160 Sq Ft      $105,000   2/28/00
1692 Esteban          3 Bedroom + 2 Bath      1160 Sq Ft      $100,000   4/19/00
3013 Leandro Ct.      2 Bedroom + 2 Bath       944 Sq Ft      $ 99,000   4/05/00


The value of this property based on our most recent sales would be $102,000.00


Please don't hesitate to call if we can be of any further assistance.




                                                        Sincerely



                                                Hal Bleich - Owner/Broker